Exhibit 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact: Media	Investor Relations:
Date: February 17, 2004	Teresa Souza 915/543-5823	Steve Busser 915/543-5983 Rachelle Williams 915/543-2257

El Paso Electric Announces Fourth Quarter Financial Results

El Paso Electric (NYSE: EE) today reported net income for the quarter ended December 31, 2003, of $5.0 million, or $0.10 basic and diluted earnings per share. Net loss for the same period last year was $8.7 million, or $0.18 basic and diluted loss per share.

The increase in earnings for the quarter ended December 31, 2003, over the quarter ended December 31, 2002, resulted primarily from the 2002 accrual for the FERC settlements with no comparable amount in 2003, increased retail sales, decreased maintenance at local plants, decreased Palo Verde operation and maintenance expenses, and the 2003 adoption of SFAS No. 143 which reduced interest and depreciation expense partially offset by the liability accretion. These increases in earnings were partially offset by decreased wholesale sales revenue primarily related to the expiration of a long-term contract, increased pension and benefits expenses, an accrual for a gas contract termination charge, increased insurance expenses, and increased outside expenses.

“Increased retail sales, cost control efforts at local plants and reduced costs at Palo Verde all contributed to our positive results for the quarter,” said Gary Hedrick, President and CEO. “We continue to seek out opportunities to create efficiencies and increase value for our investors.”

On December 3, 2003, the Public Utility Commission of Texas (“Texas Commission”) scheduled a hearing on EE’s fuel reconciliation case for February 11, 2004, and instructed its staff and the Office of Public Policy Development to request additional briefing on how to impute capacity costs, if any, to purchased energy transactions. On February 6, 2004, the Texas Commission delayed its scheduled hearing date until February 25, 2004. EE cannot predict the outcome of this proceeding or when or how the Texas Commission will rule. In the event that the Texas Commission disallows any significant amount of fuel costs, the resulting reduction in

El Paso Electric  •  P.O. Box 982  •  El Paso, Texas 79960

fuel revenue could be material to EE’s financial position, results of operations, and cash flows. Depending on the nature and timing of the Texas Commission’s decision, the results could impact earnings for the fourth quarter of 2003. In addition, depending on the nature and amount of any disallowance EE could be subject to similar disallowances for the current reconciliation period which began January 1, 2002, and ends no later than December 31, 2004.

Year to Date

Net income for the year ended December 31, 2003, was $63.0 million, or $1.30 and $1.29 basic and diluted earnings per share, respectively, compared to net income of $29.0 million, or $0.58 and $0.57 basic and diluted earnings per share, respectively, for the prior year. Included in net income for the year ended December 31, 2003 is a cumulative effect of accounting change, net of tax, in the amount of $39.6 million, or $0.82 and $0.81 basic and diluted earnings per share, respectively, related to the adoption of SFAS No. 143 on January 1, 2003 and the asset impairment loss on the Customer Information System (“CIS”) project of approximately $10.7 million, net of tax, or $0.22 basic and diluted loss per share. Prior to the consideration of the cumulative effect of accounting change related to the adoption of SFAS No. 143 and the asset impairment loss on the abandoned CIS project as discussed above, EE’s net income for the year ended December 31, 2003 was $34.1 million or $0.70 basic and diluted earnings per share.

The decrease in earnings prior to the consideration of the cumulative effect of accounting change for the year ended December 31, 2003, when compared to the prior year, is largely attributable to decreased wholesale sales revenue primarily related to the expiration of two long-term contracts, the impairment loss, increased pension and benefits expenses, increased insurance expenses, increased outside services, and increased expenses at Palo Verde. These decreases were partially offset by the 2002 accrual for the FERC settlements with no comparable amount in 2003, increased sales and margins on economy sales, increased retail sales, the 2003 adoption of SFAS No. 143 which reduced interest and depreciation expense partially offset by the liability accretion, decreased interest on long-term debt, decreased loss on extinguishment of debt, and decreased MiraSol operating loss.

During the quarter, EE repurchased approximately 600,000 shares of common stock for $7.5 million to complete its stock repurchase programs. Since the inception of the stock repurchase programs, EE has repurchased 15 million shares in total at an aggregate cost of $171 million, including commissions. In February 2004, the Board of Directors authorized a new stock repurchase program permitting the repurchase of up to 2 million shares.

As of December 31, 2003, EE had repurchased or retired $550.5 million of first mortgage bonds with internally generated cash since inception of its deleveraging program in 1996 including $39.4 million in 2003. No first mortgage bonds were repurchased during the fourth quarter of 2003. Common stock equity as a percentage of capitalization, including current portion of long-term debt and financing obligations, was 44% as of December 31, 2003.

EBITDA

The change in earnings before interest, income taxes, depreciation and amortization, impairment loss, and cumulative effect of accounting change (“EBITDA”) for the quarter and year ended December 31, 2003, compared to the same periods in 2002, are as follows (in thousands):

El Paso Electric  •  P.O. Box 982  •  El Paso, Texas 79960

	Quarter Ended	Year Ended
December 31, 2002	$21,218	$193,594
Changes in:
FERC settlements	15,500	15,500
Increased retail sales	8,682	9,229
Decreased (increased) maintenance at local plants	5,452	(1,702)
Decreased (increased) Palo Verde O&M	2,507	(2,150)
Decreased regulatory expenses	1,173	362
Increased investment and other income	657	2,830
Increased economy sales and/or margins	426	10,309
Decreased MiraSol operating loss	83	3,189
Decreased wholesale sales	(4,719)	(25,500)
Increased pension and benefits expenses	(2,677)	(5,038)
Gas contract termination charge	(1,479)	(1,479)
Increased insurance expenses	(1,422)	(4,511)
Increased outside services	(1,298)	(3,654)
SFAS No. 143 liability accretion	(1,197)	(4,785)
Decreased loss on extinguishment of debt	—	3,410
Other	612	168

December 31, 2003	$43,518	$189,772

Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. EBITDA is traditionally defined as earnings before interest, taxes, depreciation and amortization. As EBITDA is intended to be a measure of a firm’s operating cash flow, an adjustment was made to remove the effects of the impairment loss and the cumulative effect of an accounting change. This non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

Conference Call

A conference call to discuss fourth quarter 2003 earnings and earnings guidance is scheduled for 4 p.m. Eastern Time February 17, 2004. The dial-in number is 800-857-6264 with a passcode of 2004. The conference leader will be Terry Bassham, Chief Financial and Administrative Officer of EE. A replay will run through March 3, 2004. The dial-in number is 888-282-0027, and a passcode is not required for the replay. The conference call will be webcast live on EE’s website found at http://www.epelectric.com and on http://www.streetevents.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in wholesale margins due to uncertainty in the wholesale power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages;

El Paso Electric  •  P.O. Box 982  •  El Paso, Texas 79960

(v) the cost of replacing steam generators for Palo Verde Units 1 and 3 and other costs at Palo Verde; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the FERC investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric  •  P.O. Box 982  •  El Paso, Texas 79960

El Paso Electric Company’s consolidated results of operations for the quarter ended December 31, 2003 and 2002, and consolidated pro forma results of operations for the quarter ended December 31, 2002, which reflect the application of SFAS No. 143 on a retroactive basis are summarized as follows (In thousands except for share data):

	Quarter Ended December 31,
	2003	2002	Pro forma 2002
Operating revenues, net of energy expenses	$104,256	$102,408	$102,408
FERC settlements	—	15,500	15,500
Other operating expenses	82,973	87,003	87,181
Other income (deductions)	141	(545)	(545)
Interest charges	11,665	14,745	12,681
Income tax expense (benefit)	4,750	(6,680)	(5,950)

Net income (loss)	$5,009	$(8,705)	$(7,549)

Basic earnings (loss) per share	$0.10	$(0.18)	$(0.15)

Weighted average number of shares outstanding	47,717,651	49,607,797	49,607,797

Diluted earnings (loss) per share	$0.10	$(0.18)	$(0.15)

Weighted average number of shares and dilutive potential shares outstanding	48,181,598	49,607,797	49,607,797

	Quarter Ended December 31,
	2003	2002	Pro forma 2002
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA	$43,518	$21,218	$20,126
Interest expense	(11,665)	(14,745)	(12,681)
Income tax expense	(4,750)	6,680	5,950
Other non-cash expenses	5,322	7,097	6,125
Change in:
Deferred income taxes	5,440	(9,322)	(8,592)
Current assets	15,716	12,259	12,259
Current payables and accrued expenses	(8,477)	17,769	17,769
Other	1,133	1,055	1,055

Cash Flow from Operating Activities	$46,237	$42,011	$42,011

El Paso Electric Company’s consolidated results of operations for the year ended December 31, 2003 and 2002, and consolidated proforma results of operations for the year ended December 31, 2002, which reflect the application of SFAS No. 143 on a retroactive basis are summarized as follows (In thousands except for share data):

	Year Ended December 31,
	2003	2002	Pro forma 2002
Operating revenues, net of energy expenses	$447,900	$459,847	$459,847
Impairment loss on CIS project	17,576	—	—
FERC settlements	—	15,500	15,500
Other operating expenses	345,612	333,740	334,454
Other income (deductions)	343	(6,595)	(6,595)
Interest charges	46,523	58,354	50,097
Income tax expense	15,166	16,691	19,611

Income before cumulative effect	23,366	28,967	33,590
Cumulative effect of accounting change, net (1)	39,635	—	—

Net income	$63,001	$28,967	$33,590

Basic earnings per share:
Income before cumulative effect	$0.48	$0.58	$0.67
Cumulative effect of accounting change, net	0.82	—	—

Net income	$1.30	$0.58	$0.67

Weighted average number of shares outstanding	48,424,212	49,862,417	49,862,417

Diluted earnings per share:
Income before cumulative effect	$0.48	$0.57	$0.67
Cumulative effect of accounting change, net	0.81	—	—

Net income	$1.29	$0.57	$0.67

Weighted average number of shares and dilutive potential shares outstanding	48,814,761	50,380,468	50,380,468

	Year Ended December 31,
	2003	2002	Pro forma 2002
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA	$189,772	$193,594	$189,225
Interest expense	(46,523)	(58,354)	(50,097)
Income tax expense	(15,166)	(16,691)	(19,611)
Other non-cash expenses	24,118	29,671	25,783
Change in:
Deferred income taxes	11,996	2,515	5,435
Current assets	(7,332)	10,357	10,357
Current payables and accrued expenses	(24,896)	20,606	20,606
Other	3,045	8,609	8,609

Cash Flow from Operating Activities	$135,014	$190,307	$190,307

(1)	Net of income tax expense of approximately $25.0 million.

Quarter Ended December 31, 2003 and 2002 (In thousands):

	2003	2002		Increase (Decrease)
kWh sales:
Retail:
Residential	448,465	405,737		10.5%
Commercial and industrial, small	495,895	458,726		8.1%
Commercial and industrial, large	316,274	276,338		14.5%
Sales to public authorities	292,749	264,950		10.5%

Total retail sales	1,553,383	1,405,751		10.5%

Wholesale:
Sales for resale	8,686	158,355		(94.5	%) (1)
Economy sales	478,162	344,735		38.7	% (2)

Total wholesale sales	486,848	503,090		(3.2%)

Total kWh sales	2,040,231	1,908,841		6.9%

Operating revenues:
Base revenues:
Retail:
Residential	$39,316	$35,789		9.9%
Commercial and industrial, small	39,810	37,120		7.2%
Commercial and industrial, large	11,168	10,434		7.0%
Sales to public authorities	17,905	16,175		10.7%

Total retail base revenues	108,199	99,518		8.7%
Wholesale:
Sales for resale	350	5,118		(93.2	%) (1)

Total base revenues	108,549	104,636		3.7%
Fuel revenues	32,448	36,616		(11.4	%) (1)
Economy sales	18,169	10,054		80.7	% (2)
Other	2,284	2,492		(8.3	%) (3)(4)

Total operating revenues	$161,450	$153,798		5.0%

Capital Expenditures	$27,535	$16,923

Cash Interest Payments	$12,333	$11,727

Depreciation and Amortization	$22,094	$21,858	(5)

EBITDA	$43,518	$21,218	(6)

(1)	Primarily due to the expiration of a wholesale power contract with TNP on December 31, 2002.
(2)	Primarily due to increased available power as a result of the expiration of the wholesale contract mentioned above and higher prices in the economy market.
(3)	Primarily due to decreased energy services revenues partially offset by increased wheeling revenues.
(4)	Represents revenues with no related kWh sales.
(5)	Pro forma depreciation and amortization would be $20,943 assuming SFAS No. 143 had been applied on a retroactive basis.
(6)	Pro forma EBITDA would be $20,126 assuming SFAS No. 143 had been applied on a retroactive basis.

Year Ended December 31, 2003 and 2002 (In thousands):

	2003	2002	Increase (Decrease)
kWh sales:
Retail:
Residential	1,932,171	1,870,931	3.3%
Commercial and industrial, small	2,096,860	2,076,758	1.0%
Commercial and industrial, large	1,197,065	1,161,815	3.0%
Sales to public authorities	1,224,349	1,212,180	1.0%

Total retail sales	6,450,445	6,321,684	2.0%

Wholesale:
Sales for resale	67,754	986,134	(93.1%)	(1)
Economy sales	1,920,882	1,483,465	29.5%	(2)

Total wholesale sales	1,988,636	2,469,599	(19.5%)

Total kWh sales	8,439,081	8,791,283	(4.0%)

Operating revenues:
Base revenues:
Retail:
Residential	$171,459	$166,320	3.1%
Commercial and industrial, small	165,434	163,553	1.2%
Commercial and industrial, large	43,294	43,419	(0.3%)
Sales to public authorities	73,136	70,802	3.3%

Total retail base revenues	453,323	444,094	2.1%
Wholesale:
Sales for resale	3,223	32,228	(90.0%)	(1)

Total base revenues	456,546	476,322	(4.2%)
Fuel revenues	127,258	158,650	(19.8%)	(3)
Economy sales	76,536	43,654	75.3%	(2)
Other	8,519	11,459	(25.7%)	(4	)(5)

Total operating revenues	$668,859	$690,085	(3.1%)

Capital Expenditures	$77,080	$65,065

Cash Interest Payments	$51,596	$55,785	(6)

Depreciation and Amortization	$87,141	$89,582	(7)

EBITDA	$189,772	$193,594

(1)	Primarily due to the expiration of wholesale power contracts with IID on April 30, 2002 and TNP on December 31, 2002, and reduced sales to the CFE.
(2)	Primarily due to increased available power as a result of the expiration of the wholesale contracts mentioned above and higher prices in the economy market.
(3)	Primarily due to the expiration of the wholesale contracts with IID and TNP, reduced sales to the CFE, and decreased energy expenses passed through to Texas and New Mexico customers.
(4)	Primarily due to decreased energy services revenues.
(5)	Represents revenues with no related kWh sales.
(6)	Pro forma depreciation and amortization would be $85,927 assuming SFAS No. 143 had been applied on a retroactive basis.
(7)	Pro forma EBITDA would be $189,225 assuming SFAS No. 143 had been applied on a retroactive basis.

At December 31, 2003 and 2002 (In thousands, except number of shares and book value per share):

	2003	2002
Cash and Temporary Investments	$34,426	$75,142

Common Stock Equity	$502,572	$456,642
Long-Term Debt, Net of Current Portion	588,536	588,650
Financing Obligations, Net of Current Portion	20,186	25,725

Total Capitalization	$1,111,294	$1,071,017

Current Portion of Long-Term Debt and Financing Obligations	$22,106	$60,961

Number of Shares	47,563,486	49,609,466

Book Value Per Share	$10.57	$9.20

Number of Retail Customers	324	316